Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-173783 on Form S-3 of our reports dated February 27, 2013, relating to the financial statements of ETFS Silver Trust, and the effectiveness of ETFS Silver Trust's internal control over financial reporting, appearing in this Annual Report on Form 10-K of ETFS Silver Trust for the year ended December 31, 2012.

/s/ DELOITTE & TOUCH LLP

New York, New York

June 3, 2013